Exhibit 3.2

Bylaws

of

QCR HOLDINGS, INC.

A Delaware Corporation

ARTICLE  I

Offices

Section  1.1                                          The corporation shall maintain a registered office in the State of Delaware as required by law.  The corporation may also have offices at other places, within or without the State of Delaware, as the business of the corporation may require.

ARTICLE  II

Stockholders

Section  2.1                                          ANNUAL MEETING. An annual meeting of the stockholders shall be held each year for the election of directors and for the transaction of such other business as may come before the meeting.  The date, time and place of the annual meeting may be determined by resolution of the board of directors.

Section  2.2                                          SPECIAL MEETINGS. Special meetings of the stockholders may be called by the chair of the board, the ~~president~~chief executive officer, the board of directors, or at the request in writing of stockholders owning a majority of the issued and outstanding voting stock of the corporation.  Within ten days after the receipt of such a written request, the ~~president~~ chief executive officer or another officer designated by the ~~president~~chief executive officer must send a notice of meeting in accordance with Section 2.5 hereof.  The person(s) calling a meeting pursuant to this Section 2.2 shall specify in writing when such a meeting is called the purposes thereof, and no business other than that so specified in such notice shall be considered at any special meeting.

Section  2.3                                          ACTION BY STOCKHOLDERS. (a) At any annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting by, or at the direction of, the board of directors, or by any stockholder entitled to vote at such meeting, provided, however, that such stockholder has complied with the procedures set forth in this Section 2.3.

Amended February 13, 2019

(b)                                 For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation as set forth in this Section 2.3.  To be timely, a stockholder’s notice must be delivered or mailed to the principal executive offices of the corporation not less than 30 days nor more than 75 days prior to the date of the originally scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that, if less than 40 days’ notice of the date of the scheduled meeting is given or made by the corporation, notice by the stockholder, to be timely, must be so delivered or mailed to the corporation not later than the close of business on the 10th day following the day on which notice of the date of the scheduled meeting was first mailed to stockholders.  Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business; (iii) the number of shares of the corporation’s common stock beneficially owned by such stockholder on the date of such stockholder’s notice; and (iv) any financial or other interest of such stockholder in the proposal.

(c)                                  The board of directors may reject any stockholder proposal not timely made in accordance with this Section 2.3.  If the board of directors determines that the information provided in a stockholder’s notice does not satisfy the informational requirements hereof, the secretary of the corporation shall promptly notify such stockholder of the deficiency in the notice.  The stockholder shall then have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time, not to exceed 10 days from the date such deficiency notice is given to the stockholder, as the board of directors shall determine.  If the deficiency is not cured within such period, or if the board of directors determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 2.3, then the board of directors may reject such stockholder’s proposal.  The secretary of the corporation shall notify a stockholder in writing whether his or her proposal has been made in accordance with the time and information requirements hereof.

(d)                                 This Section 2.3 shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the board of directors, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided.

Section  2.4                                          PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors.  If no designation is made or if a special meeting is called otherwise than by the board of directors, the place of meeting shall be the principal place of business of the corporation.

Section  2.5                                          NOTICE OF MEETING. Except as otherwise prescribed by the General Corporation Law of the State of Delaware, written notice stating the place, if any, date, hour, record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), means of remote communication, if any, the place where the stockholder list may be examined prior to the meeting, if different from the place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in person or by mail or overnight delivery service not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation of the corporation requiring stockholder approval or a sale, lease or exchange of all or substantially all of the corporation’s property and assets, not less than twenty nor more than sixty days before the date of meeting, by or at the direction of the chair of the board, the chief executive officer, the president, any vice president, the secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the corporation.  If notice is given by overnight delivery service, such notice will be deemed delivered on the next business day after the date of delivery to a nationally recognized overnight delivery service.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days, or unless, after adjournment, a new record date is fixed for the adjourned meeting, in either of which cases notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder either before or after any meeting.  Attendance by a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting need be specified in any waiver of notice of such meeting.

Section  2.6                                          NOMINATIONS OF DIRECTORS. (a) Nominations, other than those made by, or at the direction of, a majority of the board of directors or a committee thereof shall be made only if timely written notice of such nomination or nominations has been given to the secretary of the corporation.  To be timely, such notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 75 days prior to the meeting irrespective of any deferrals, postponements or adjournments thereof to a later date; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs.  Each such notice to the secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect; and (vi) the consent of each nominee to serve as a director of the corporation if so elected.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(b)                                 A majority of the board of directors may reject any nomination by a stockholder not timely made or otherwise not in accordance with the terms of this Section 2.6.  If a majority of the board of directors reasonably determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 2.6 in any material respect, the secretary of the corporation shall promptly notify such stockholder of the deficiency in writing.  The stockholder shall have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time, not to exceed 10 days from the date such deficiency notice is given to the stockholder, as a majority of the board of directors shall reasonably determine.  If the deficiency is not cured within such period, or if a majority of the board of directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 2.6 in any material respect, then a majority of the board of directors may reject such stockholder’s nomination.  The secretary of the corporation shall notify a stockholder in writing whether his or her nomination has been made in accordance with the time and information requirements of this Section 2.6.

Section  2.7                                          FIXING OF RECORD DATE. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b)                                 In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section  2.8                                          VOTING LISTS. The officer or agent who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and number of shares registered in his or her name, which list, for a period of ten days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to the examination of any stockholder, for any purpose germane to the meeting, at any time during ordinary business hours.  Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section  2.9                                          STOCK LEDGER. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section  2.10                                   QUORUM. A majority of the outstanding shares of voting stock of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, however, that if less than a majority of the outstanding shares of voting stock are represented at said meeting, a majority of the shares of voting stock so represented may adjourn the meeting.  If a quorum is present, the affirmative vote of a majority of the shares of voting stock represented at the meeting shall be the act of the stockholders in all matters other than the election of directors, who shall be elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware, the certificate of incorporation or these bylaws.  At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.  Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

Section  2.11                                   PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  Every proxy must be signed by the stockholder or his or her attorney-in-fact.  A duly executed proxy shall be irrevocable if it states that it is irrevocable, and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Section  2.12                                   VOTING OF STOCK. Subject to the provisions of the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the voting stock held by such stockholder.

Section  2.13                                   VOTING OF STOCK BY CERTAIN HOLDERS. (a) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.  Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the ~~pledgor~~pledger on the books of the corporation he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his or her proxy may represent such stock and vote thereon.  Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes, but shares of its stock held, directly or indirectly, by the corporation in a fiduciary capacity may be voted by it and counted for quorum purposes.

(b)                                 Subject always to the specific directions of the board of directors, any share or shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any stockholders’ meeting of such other corporation by the chair of the board or the chief executive officer, the president, if he or she be present, or in his or her absence by any vice president.  Whenever, in the judgment of the chair of the board the chief executive officer, or the president, or in his or her absence, any vice president, it is desirable for the corporation to execute a proxy or give a stockholders’ consent in respect to any share or shares of stock issued by any other corporation and owned by the corporation, such proxy or consent shall be executed in the name of the corporation by the chair of the board the chief executive officer, or the president and shall be attested by the secretary without necessity of any authorization by the board of directors.  Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the corporation the same as such share or shares might be voted by the corporation.

Section  2.14                                   VOTING BY BALLOT. Voting in any election of directors may, if permitted by the certificate of incorporation, be by voice vote, and voting on any other questions shall be by voice vote unless, in each case, the presiding officer shall order or any stockholder shall demand that voting be by ballot.

Section  2.15                                   INSPECTORS. The board of directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, or upon the request of any stockholder shall, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by the inspector or inspectors and execute a certificate of any fact found by the inspector or inspectors.

Section  2.16                                   REMOTE COMMUNICATIONS. If authorized by the board of directors, and subject to such guidelines as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communications: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that: (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section  2.17                                   NOTICE OF ELECTRONIC TRANSMISSION. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Any such consent shall be deemed revoked if the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE  III

Directors

Section  3.1                                          GENERAL POWERS. The business of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the certificate of incorporation.

Section  3.2                                          NUMBER AND QUALIFICATIONS. (a) The number of directors of the corporation shall be not less than three nor more than fifteen or such other number as may be determined from time to time as provided in the certificate of incorporation.

(b)                                 Directors need not be stockholders of the corporation, citizens of the United States or residents of the State of Delaware.  No person shall be eligible for election to the board of directors if such person has attained the age of seventy-two (72) years prior to the date of the stockholders’ meeting at which such person would be elected.

(c)                                  The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board permits with the term of office of one class expiring each year.  Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.  If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible.  At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

(d)                                 Notwithstanding any other provisions of the certificate of incorporation of the corporation or these bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the certificate of incorporation or these bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than 75% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of stockholders or at a meeting of the stockholders called for that purpose.

Section  3.3                                          ELECTION AND VACANCIES. Each class of directors to be elected shall be elected at the annual meeting of the stockholders of the corporation and shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal.  Any director may resign at any time by notice given in writing or electronic transmission to the corporation.  Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders at which directors of such class are to be elected and until their successors are elected and qualified or until their earlier death, resignation or removal.  In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the board of directors, including vacancies resulting from the removal of directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Section  3.4                                          REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders.  The board of directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

Section  3.5                                          SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the ~~president~~chief executive officer or any director.  The person or persons calling such special meeting of the board of directors shall fix a place, either within or without the State of Delaware, as the place for holding any special meeting of the board of directors.

Section  3.6                                          NOTICE. Notice of any special meeting of the board of directors stating the time and place of such meeting shall be given by delivery of notice not less than forty eight hours prior to the time of such proposed meeting by: (a) written notice delivered personally or by mail, electronic mail or transmission, recognized overnight delivery service, or facsimile to each director at his or her business or residence address, email or electronic address or facsimile number or at any other address or number provided by a director to the corporation; or (b) oral notice given in person or provided to such director by telephone wherever he or she may be located.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, on a business day before 5:00 p.m. local time, so addressed, with postage thereon prepaid.  If electronically mailed or transmitted, notice will be deemed delivered when sent to the email address provided by a director of the corporation or the electronic address normally utilized by the corporation in connection with the corporation’s director communication system.  If notice is given by overnight delivery service, such notice will be deemed delivered on the next business day after the date of delivery to a nationally recognized overnight delivery service.  If notice is given by facsimile, such notice shall be deemed to be delivered when sent to the facsimile number provided to the corporation by any director and receipt is confirmed by telephone with such director, or any adult family member, employee or agent of such director.  Written notice delivered personally and oral notice given in person or by telephone shall be deemed delivered when so delivered or given to such director.  Notice need not be given to any director who submits a written waiver of notice signed by him or her either before or after any meeting.  The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of such meeting.

Section  3.7                                          QUORUM. A majority of the number of directors fixed by or determined in accordance with these bylaws shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, however, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.  A majority of the number of directors serving on a committee of the board shall constitute a quorum for the transaction of business at any meeting of the committee.  Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of any committee thereof.

Section  3.8                                          MANNER OF ACTING. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors or of a committee of the board, as the case may be.

Section  3.9                                          ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if the action is taken by all the members of the board or committee, as the case may be.  The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, which consent or consents shall be included with the minutes of proceedings of the board or committee or filed with the corporate records.

Section  3.10                                   COMPENSATION. The board of directors shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

Section  3.11                                   LIABILITY FOR UNLAWFUL PAYMENT OF DIVIDEND. In case of any willful or negligent violation of the provisions of sections 160 or 173 of the General Corporation Law of the State of Delaware regarding the payment of dividends, any director who may have been absent when the same was done, or who may have dissented from the act or resolution by which the same was done, may exonerate himself or herself from such liability by causing his or her dissent to be entered on the books containing the minutes of the proceedings of the directors at the time the same was done, or immediately after he or she has notice of the same.

Section  3.12                                   TELEPHONE MEETINGS. Members of the board of directors, or of any committee thereof, may participate in a meeting of the board or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section  3.13                                   COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether he or they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in the place of the absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, to the extent permitted under the General Corporation Law of the State of

Delaware.  No committee shall have or exercise the powers and authority of the board of directors with respect to filling vacancies on the board or in any committee of the directors, amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the bylaws, or, unless a resolution of the board of directors setting forth the authority of the applicable committee expressly so provides, declaring a dividend or authorizing the issuance of stock.  A majority of the members of a committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide.  The board of directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any committee.

Section  3.14                                   DIRECTORS EMERITUS AND ADVISORY DIRECTORS. The board of directors may by resolution appoint directors emeritus or advisory directors who shall have such duties and receive such compensation and reimbursement as the board of directors shall provide.  Directors emeritus or advisory directors shall not have the authority to participate by vote in the transaction of business, but shall serve in a non-voting advisory capacity with respect to the board of directors of the corporation, and may be invited, without obligation, to attend the meetings of the board of directors of the corporation, without the power of final decision in matters concerning the business of the corporation.  Any listing of a Director Emeritus or Advisory Director shall distinguish between him or her and the corporation’s board of directors or indicate his or her advisory status.

ARTICLE  IV

OFFICERS

Section  4.1                                          NUMBER. The officers of the corporation shall be a chair and vice chair of the board, a chief executive officer, a president, a secretary and a chief financial officer, each of whom shall be elected by the board of directors.  Such other officers, including one or more vice presidents, assistant officers and acting officers as may be deemed necessary may be elected or appointed by the board of directors.  Any two or more offices may be held by the same person.

Section  4.2                                          ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Vacancies may be filled or new offices created and filled at any meeting of the board of directors.  Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section  4.3                                          REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section  4.4                                          VACANCIES. A vacancy in any office because of death, removal, resignation or otherwise, may be filled by the board of directors.

Section  4.5                                          THE CHAIR OF THE BOARD. The chair of the board shall preside at all meetings of the stockholders and of the board of directors and exercise such other powers and perform such duties as the board of directors shall lawfully authorize.

Section  4.6                                          THE VICE CHAIR OF THE BOARD. The vice chair of the board shall perform the duties of the chair of the board in his or her absence and perform such other duties as from time to time may be assigned to him or her by the board of directors.

Section  4.7                                          THE CHIEF EXECUTIVE OFFICER. The chief executive officer of the corporation ~~and, subject only to the board of directors,~~ shall have general authority over, and general management and control of the property, business and affairs of the corporation~~.~~, subject only to the authority of the board of directors.  In the absence of the chair or vice chair of the board, the ~~president~~chief executive officer shall preside at all meetings of the stockholders and of the board of directors.  The ~~president~~chief executive officer shall have authority to vote all shares of stock of any other corporation standing in the name of the corporation, at any meeting of the stockholders of such other corporation or by written consent of the stockholders of such other corporation, and may, on behalf of the corporation, waive any notice of the calling of any such meeting, and may give a written proxy in the name of the corporation to vote any or all shares of stock of such other corporation owned by the corporation at any such meeting.  The ~~president~~chief executive officer shall perform such other duties as may be prescribed by the board of directors from time to time.

Section  4.8                                          THE ~~VICE PRESIDENTS. Each of the vice presidents, if any,~~ PRESIDENT. The president shall report to the ~~president~~ chief executive officer or such other officer as may be determined by the board of directors. ~~Each vice~~ The president shall have such duties and responsibilities as from time to time may be assigned to him or her by the ~~president~~chief executive officer or the board of directors.

Section  4.9              THE VICE PRESIDENTS. The vice presidents, if any, shall report to the chief executive officer, the president or such other officer as may be determined by the chief executive officer, the president or the board of directors.  Each vice president shall have such duties and responsibilities as from time to time may be assigned to him or her by the president or the board of directors.

Section  4.10            THE CHIEF FINANCIAL OFFICER. The chief financial officer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; (b) in general, perform all the duties incident to the office of the chief financial officer and such other duties as may from time to time be assigned to him or her by the ~~president~~chief executive officer or the board of directors.  In the absence of the chief financial officer, or in the event of his or her incapacity or refusal to act, or at the direction of the chief financial officer, the person holding the office of controller and director of financial reporting may perform the duties of the chief financial officer.

Section  4.11            THE SECRETARY. The secretary shall: (a) record all the proceedings of the meetings of the stockholders and board of directors in one or more books or other repositories kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares of stock prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the board of directors.  In the absence of the secretary, or in the event of his or her incapacity or refusal to act, or at the direction of the secretary, any assistant secretary may perform the duties of secretary.

Section  4.12            DELEGATION OF DUTIES. In case any officer is absent, or for any other reason that the board of directors may deem sufficient, the chief executive officer, the president or the board of directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

Written Instruments, Loans,

ARTICLE  V

Checks and Deposits

Section  5.1                                          WRITTEN INSTRUMENTS. Subject always to the specific directions of the board of directors, all deeds and mortgages made by the corporation and all other written contracts and agreements to which the corporation shall be a party shall be executed in its name by the chief executive officer, the president or any vice president or other officer so authorized by the board of directors.

Section  5.2                                          LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.

Section  5.3                                          CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section  5.4                                          DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

Certificates for Shares of

ARTICLE  VI

Capital Stock and Their Transfer

Section  6.1                                          SHARES OF STOCK. The shares of stock of the corporation shall be represented by a certificate, unless and until the board of directors of the corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the corporation signed by, or in the name of the corporation by the chief executive officer, the president or any vice president and the secretary or an assistant secretary or by any other person so designated by the board of directors, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent, certifying the number of shares owned by such stockholder in the corporation.

Section  6.2                                          TRANSFER OF SHARES. Stock of the corporation shall be transferable in the manner prescribed by applicable law and in these bylaws.  Transfers of stock shall be made on the books of the corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement.  No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

Section  6.3                                          TRANSFER AGENTS AND REGISTRARS. The board of directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all certificates for shares of stock of the corporation to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers.  The board of directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

ARTICLE  VII

Limitation of Liability and Indemnification

Section  7.1                                          LIMITATION OF DIRECTOR LIABILITY.  Pursuant to the provisions of the certificate of incorporation, and to the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty of a director.

Section  7.2                                          DIRECTORS AND OFFICERS. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)                                 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c)                                  To the extent that any person referred to in paragraphs (a) and (b) of this Section 7.1 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d)                                 Any indemnification under paragraphs (a) and (b) of this Section 7.1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 7.1.  Such determination shall be made (i) (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

(e)                                  Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as provided in this Section 7.1.  Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f)                                   The indemnification and advancement of expenses provided by or granted pursuant to this Section 7.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(g)                                  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify-him or her against such liability under the provisions of this Section 7.1.

(h)                                 For purposes of this Section 7.1, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 7.1.

(i)                                     The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(j)                                    Unless otherwise determined by the board of directors, references in this section to “the corporation” shall not include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section  7.3                                          EMPLOYEES AND AGENTS. The board of directors may, by resolution, extend the indemnification provisions of the foregoing Section 7.1 to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE  VIII

Fiscal Year

Section  8.1                                          The fiscal year of the corporation shall end on December 31 of each year or on such other date as the board of directors may from time to time determine by resolution.

ARTICLE  IX

Dividends

Section  9.1                                          Subject to applicable law and the certificate of incorporation, the board of directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to the stockholders.  The division of the whole or any part of funds legally available shall rest wholly within the lawful discretion of the board of directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise.  The board of directors may set apart out of funds legally available for the payment of dividends a reserve or reserves for any proper purpose, and may from time to time, in its absolute judgment and discretion, increase, abolish, diminish and vary any reserve or reserves so set apart.

ARTICLE  X

Seal

Section  10.1                                   The corporation shall have a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.”

ARTICLE  XI

Waiver of Notice

Section  11.1                                   Whenever any notice whatsoever is required to be given under any provision of these bylaws or of the certificate of incorporation or of the General Corporation Law of the State of Delaware, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transactions of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or directors or any committee need be specified in any written waiver of notice.

ARTICLE  XII

Amendments

Section  12.1                                   These bylaws may not be altered, amended, changed or repealed unless such alteration, amendment, change or repeal shall have received: (a) the affirmative vote of not less than 80% of the number of directors as may be fixed from time to time, in the manner prescribed in the certificate of incorporation, by the board of directors of the corporation, or the written consent of all of such directors; or (b) the affirmative vote of the holders of shares having at least 75% of the voting power of all outstanding capital stock of the corporation entitled to vote thereon.

ARTICLE  XIII

Forum for Adjudication of Disputes

Section  13.1                                   Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation or these bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.